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                                    EXHIBIT 5.1

                                 January 12, 1999


Western Bancorp
4100 Newport Place, Suite 900
Newport Beach, California  92660

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Western Bancorp, a California corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of 1,000,000 shares of common stock, without par value (the "Shares"), of the Company, to be issued pursuant to the terms of the Western Bancorp 1993 Stock Option Plan (as amended) (the "Plan"). As Executive Vice President, General Counsel and Secretary to the Company, I have examined the proceedings proposed to be taken in connection with the Plan and such other matters and documents as I have deemed necessary or relevant as a basis for this opinion.

     Based on these examinations, it is my opinion that upon filing of the Registration Statement and the completion of the proceedings being taken or which I contemplate will be taken prior to the issuance of the Shares, the Shares, when issued in the manner referred to in the Registration Statement and the Plan, will be duly authorized, validly issued, fully paid and nonnassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of California, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

     I have relied as to certain matters on information obtained from public officials and other sources believed by me to be responsible.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ Julius G. Christensen

                              Julius G. Christensen,
                              Executive Vice President,
                              General Counsel and Secretary